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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
November 13, 2001

L.C.M. EQUITY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-30995 (Commission File No.)	N/A (IRS Employer ID)

26 Fernshaw Road
London, England SW10OTF
(Address of principal executive offices and Zip Code)

011 44 207 351 0005
(Registrant's telephone number, including area code)

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ITEM 1.CHANGE IN CONTROL OF THE REGISTRANT

On November 2, 2001, the Company issued 25,000,000 shares of common stock to Caisey Harlingten, and or his nominees.

The shares were issued in exchange for one ordinary share of Regma Bio Technologies Ltd., a corporation organized under the laws of the United Kingdom "Regma" which constituted all of the issued and outstanding shares of Regma. After the issuance of the foregoing shares, there were 30,150,000 shares outstanding and the following persons own 5% or more of the total outstanding shares of the Company.
Caisey Harlingten, and or nominees	82.91%
Brian McAlister	6.63%

ITEM 2.ACQUISITION OR DISPOSITION OF ASSETS

On November 2, 2001, the Company acquired all of the issued and outstanding ordinary shares of Regma in exchange for 25,000,000 shares of the Company. At the time of the acquisition, Regma owned the following assets: laboratory and office equipment. The principle followed in determining the number of shares issued by the Company was the requirements of purchase accounting for a reverse acquisition, the value of Regma's assets, the lack of revenue generated by the Company, and the desire to implement a tax free exchange. The one share of Regma was owned by Caisey Harlingten. At the time of the transaction, there was no relationship between the owners of Regma's ordinary shares and the Company, its officers, directors or persons owning 10% or more of the Company's common stock.

Regma was and will continue to engage in the business of bio-pharmacology and research and development. The assets owned by Regma were and will be used to continue Regma's research activities.

As a condition to the foregoing acquisition, the Company was required to dispose of all of its interest in and to its wholly owned subsidiary corporation, Uscribble.com Writing, Inc. "Uscribble". Accordingly, all of the issued and outstanding shares of Uscribble were conveyed to Lisa Zampano, the Company's former Secretary, Treasurer, Chief Financial Officer and Chairman of the Board of Directors for no consideration. Ms. Zampano was the founder of Uscribble.

ITEM 5.OTHER EVENTS

As a result of the matters described in Items 1 and 2 above, Brian McAlister, Lisa Zumpano and John Donaldson resigned as the Company's officers and directors and Caisey Harlingten, Dr. David Rooke and Dr. Vladimir Pasechnik were appointed to the Board of Directors. Mr. Harlingten was appointed Chairman of the Board of Directors; Dr. Rook was appointed President, Treasurer, and Chief Executive Officer; Dr. Pasechnik was appointed Secretary and Chief Scientific Officer; and, Graham Hughes was appointed Chief Financial Officer.

ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Financial statements required by Item 7 of this Form 8-K will be provided within 60 days of the date this report is due at the SEC.

Exhibits
10.1	Acquisition Agreement.

ITEM 8.CHANGE IN FISCAL YEAR

On November 6, 2001, the Company determined it was going to change its fiscal year end from March 31 to December 31. Accordingly, the Company will file a Form 10-KSB for the transition period ending December 31, 2001.

>SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 13, 2001
L.C.M. EQUITY, INC.
BY:	/s/ David J. Rooke
Dr. David Rooke, President and Chief Executive Officer
BY:	/s/ Graham R. Hughes
Graham Hughes, Chief Financial Officer